                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(3)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         INSITUFORM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules
         14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
         ------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:
         ------------------------------------------------------------
    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
         ------------------------------------------------------------
    (5)  Total fee paid:
         ------------------------------------------------------------
    [ ]  Fee paid previously with preliminary materials.

    [ ]  Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for
         which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
         Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
         ------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:
         ------------------------------------------------------------
    (3)  Filing Party:
         ------------------------------------------------------------
    (4)  Date Filed:
         ------------------------------------------------------------

                         INSITUFORM TECHNOLOGIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 30, 2002

                            ------------------------

TO THE OWNERS OF COMMON STOCK
   OF INSITUFORM TECHNOLOGIES, INC.:

     You are invited to attend Insituform Technologies, Inc.'s 2002 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 30, 2002, at 9:00 a.m. (local time) at Insituform's Training Center, 580 Goddard Avenue, Chesterfield, Missouri.

     The purposes of this year's meeting are:

         (1) to elect nine directors, and

         (2) to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

     The Board of Directors set April 11, 2002 as the record date for the meeting. This means that if you are an owner of Insituform common stock at the close of business on that date, you are entitled to receive this notice of the meeting, and to vote at the meeting and any adjournment(s) of the meeting.

     If you do not expect to attend the meeting, please mark, sign, date and return the enclosed proxy card in the postage-paid envelope, so that your vote can be recorded.

                                          By Order of the Board of Directors

                                          THOMAS A. A. COOK
                                          Secretary

Chesterfield, Missouri
April 29, 2002

                                PROXY STATEMENT

     Insituform Technologies, Inc.'s Board of Directors is mailing this proxy statement and the proxy card to you to solicit proxies on its behalf to be voted at Insituform's 2002 Annual Meeting of Stockholders, and at any adjournment(s) of the meeting. This proxy statement and the proxy card were first mailed on April 29, 2002. The meeting will be held on Thursday, May 30, 2002 at 9:00 a.m. (local time) at Insituform's Training Center, 580 Goddard Avenue, Chesterfield, Missouri, for the purposes set forth in the accompanying Notice.

     All costs relating to the solicitation of proxies will be borne by Insituform. Proxies may be solicited by officers, directors and regular employees of Insituform and its subsidiaries personally, by mail or by telephone, and Insituform may pay brokers and other persons holding shares of stock in their names or those of their nominees for the reasonable expenses in sending soliciting material to their principals.

     Insituform's executive office is located at 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005.

                               TABLE OF CONTENTS

Questions and Answers about the Meeting and Voting..........      2
Proposal 1: Election of Directors...........................      3
  Certain Information Concerning Nominees and Directors.....      4
  Board Meetings and Committees.............................      5
Director Compensation.......................................      6
Executive Compensation......................................      7
  Summary Compensation Table................................      7
  Option Grant Table........................................      8
  Aggregate Option Exercises and Year-End Option Table......      9
  Long-term Incentive Plan Awards Table.....................      9
Certain Agreements with Directors and Executive Officers....      9
Joint Report of Compensation Committee and Board of
  Directors on Executive Compensation.......................     10
Compensation Committee Interlocks and Insider
  Participation.............................................     13
Report of the Audit Committee...............................     14
Independent Public Accountants..............................     15
Performance Graph...........................................     15
Information Concerning Certain Stockholders.................     16
Section 16(a) Beneficial Ownership Reporting Compliance.....     18
Other Matters...............................................     18
Stockholder Proposals.......................................     18

               QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

WHO MAY VOTE?

     You may vote if you owned shares at the close of business on April 11, 2002. You are entitled to one vote for each share you owned on that date on each matter presented at the meeting. As of April 11, 2002, Insituform had 26,543,017 shares of class A common stock, $.01 par value, outstanding. Insituform has no class or series of voting stock outstanding other than the common stock.

WHAT AM I VOTING ON?

     - You are voting to elect nine directors. Each director, if elected, will serve a term of one year and until his or her successor has been elected and has qualified.

         The Board of Directors recommends a vote "FOR" this proposal.

     - In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

HOW DO I VOTE?

     - By Written Proxy: You can vote by written proxy. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy. You can return your proxy card in the enclosed envelope, which requires no postage if mailed in the U.S.

     - In Person: If you are a record stockholder, you can vote in person at the meeting.

WHAT IS THE DIFFERENCE BETWEEN A RECORD STOCKHOLDER AND A STOCKHOLDER WHO HOLDS SHARES IN STREET NAME?

     - If your shares are registered in your name, you are a record stockholder.

     - If your shares are in the name of your broker or bank, your shares are held in street name.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

     Directors are elected by a plurality vote. That means that the nine nominees who receive the most votes are elected. A majority vote is not required.

CAN I REVOKE MY PROXY?

     Yes. You can revoke your proxy by:

        - giving written notice to Insituform's Secretary prior to the actual vote at the meeting,

        - delivering a later-dated proxy card at the meeting, or

        - voting in person at the meeting.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the 2002 Annual Meeting of Stockholders is April 11, 2002. The record date is set by the Board of Directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

        - receive notice of the meeting, and

        - vote at the meeting, and at any adjournment(s) of the meeting.

WHAT IF I DO NOT SPECIFY MY VOTE WHEN I RETURN MY PROXY?

     You should specify your choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees.

HOW ARE DESIGNATIONS TO WITHHOLD AUTHORITY AND BROKER NON-VOTES COUNTED?

     If you designate on the proxy that you "withhold authority" to vote for a nominee or nominees, your shares will be counted as present for the purpose of determining the presence or absence of a quorum for transacting business at the meeting.

     Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum to the extent that such shares are voted on any matter presented at the meeting. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

        - has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

        - does not have the discretionary voting power on the matter.

     As discussed above, a plurality of the votes cast is required for the election of directors, which means that the nominees with the nine highest vote totals will be elected as directors. As a result, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote in the election of directors.

WHAT IS A QUORUM?

     A quorum must be present in person or by proxy in order to transact business at the meeting. A majority of the issued and outstanding shares of common stock present in person or by proxy constitutes a quorum for this purpose.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     At the meeting, stockholders will elect nine directors, each to serve a term of one year and until a successor is elected and qualified. It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the nine nominees listed under "Certain Information Concerning Nominees and Directors" below, unless otherwise instructed in the proxy. Each director nominee, other than John P. Dubinsky, is presently serving as a director of Insituform. Insituform's Board of Directors has no reason to believe that any of the director nominees will be unable or will decline to serve. If, however, any nominee should become unable or unwilling to serve, the persons named in the accompanying form of proxy will vote the shares represented by the proxy for another person duly nominated by the Board to act in the nominee's place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

     Russell B. Wight, Jr. was a member of Insituform's Board during a portion of the fiscal year ended December 31, 2001. Mr. Wight resigned from the Board effective as of February 22, 2001.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

     Certain information concerning the nominees for election as directors is set forth below. This information was furnished to Insituform by the nominees.

     ROBERT W. AFFHOLDER(1)                                  Director since 1995
                                                                          Age 66

        Senior Executive Vice President of Insituform since 1996; Senior Vice President -- Chief Operating Officer of North American Contracting Operations of Insituform from 1995 to 1996; Vice Chairman and President, Insituform Mid-America, Inc., until 1995; Director: H.E.R.C. Products Incorporated (a company that cleans water lines and bilge piping on ships).

        Member of Insituform's Strategic Planning Committee and Non-Insider Stock Option Committee.

     PAUL A. BIDDELMAN(1)                                    Director since 1988
                                                                          Age 56

        President, Hanseatic Corporation (private investment company) since 1997, and Treasurer until 1997; Director: Celadon Group, Inc., Six Flags, Inc., Star Gas LLC (general partner of Star Gas Partners, L.P.), SystemOne Technologies Inc.

        Chair of Insituform's Audit Committee.

     STEPHEN P. CORTINOVIS(1)                                Director since 1997
                                                                          Age 52

        Partner, Bridley Capital Partners (private equity firm); Vice President International and President -- Europe, Emerson Electric Co. from prior to 1997 until 2001.

        Chair of Insituform's Compensation Committee.

     JOHN P. DUBINSKY(1)                                             New Nominee
                                                                          Age 58

        President and Chief Executive Officer of Westmoreland Associates, LLC since 1999; President Emeritus of Firstar Bank from 1999 until 2001; Chairman, President and Chief Executive Officer of Mercantile Bank from 1997 until its merger with Firstar in 1999; previously President and CEO of Mark Twain Bancshares, Inc.; Chairman: BJC HealthCare; Trustee:
        Barnes-Jewish Hospital, Washington University.

     JUANITA H. HINSHAW(1)                                   Director since 2000
                                                                          Age 57

        Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (electrical and communications distributor) since 2000; Chief Financial Officer, Highlights of Ophthalmology International, Inc. (publishing company) from 1999 until 2000; Vice President and Treasurer, Monsanto Company from before 1997 to 1999; Director: Graybar Electric Company, Inc.

        Member of Insituform's Audit Committee and Compensation Committee.

---------------

(1) No family relationship exists between any of the directors or executive officers of Insituform.

     ANTHONY W. HOOPER(1)                       Chairman of the Board since 1997
                                                                          Age 54

        Insituform's President since 1996; prior to 1996, Senior Vice President -- Marketing and Technology of Insituform.

        Chair of Insituform's Strategic Planning Committee and Non-Insider Stock Option Committee.

     THOMAS N. KALISHMAN(1, 2)                               Director since 1998
                                                                          Age 38

        Private Investor; Chairman of the Board of Maverix.net, Inc. (a telecommunications company) since 1999; President of Insituform's United Pipeline Systems division during 1998; Director -- East Group of North American Pipe Rehabilitation of Insituform from 1997 to 1998; Operations Manager -- Southeast Region of Insituform until 1996.

          Member of Insituform's Strategic Planning Committee.

     SHELDON WEINIG(1)                                       Director since 1992
                                                                          Age 74

        Adjunct Professor at Columbia University since before 1997 and at State University of New York, Stony Brook since before 1997; Consultant, Sony Engineering and Manufacturing of America until 1996; Director:
        Intermagnetics General Corporation.

          Member of Insituform's Audit Committee.

     ALFRED L. WOODS(1)                                      Director since 1997
                                                                          Age 58

        President, Woods Group (a management consulting company) since before 1997; Director: Clutchmobile, Inc. (distributor of automotive parts, specializing in drive train components).

        Member of Insituform's Compensation Committee.
---------------
(1) No family relationship exists between any of the directors or executive officers of Insituform.

(2) Maverix.net, Inc. filed for bankruptcy in January 2001.

BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 2001, Insituform's Board of Directors held nine meetings. No director attended fewer than 75% of the aggregate number of Board meetings and meetings of committees of the Board on which the director served during 2001. The Insituform Board has an Audit Committee, a Compensation Committee, a Strategic Planning Committee and a Non-Insider Stock Option Committee. The Board dissolved its Nominating Committee in 2000. Currently, the Board acts as a nominating committee. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at the 2003 Annual Meeting of Stockholders must comply with a by-law provision dealing with nominations. For a discussion of the nominating procedures, see "Stockholder Proposals."

     The members of the Board's Audit Committee are Paul A. Biddelman (Chair), Juanita H. Hinshaw and Sheldon Weinig. The Audit Committee is responsible for overseeing that management fulfills its responsibilities in connection with the preparation of the consolidated financial statements of Insituform and its subsidiaries. The committee's functions include making recommendations to the Board regarding the engaging and discharging of Insituform's independent auditors, reviewing with the independent auditors the plan and the results of the auditing engagement, reviewing the scope and results of Insituform's procedures for internal auditing, approving the professional services provided by the independent auditors and reviewing the independence of the independent auditors. During the year ended December 31, 2001, the Audit Committee held six meetings. The Board has adopted a written charter for the Audit Committee. A copy of the charter was included as an appendix to Insituform's 2001 proxy statement.

     The members of the Board's Compensation Committee are Stephen P. Cortinovis (Chair), Juanita H. Hinshaw and Alfred L. Woods. The functions of the Compensation Committee include establishing performance-based compensation for Insituform's executive officers and making recommendations to the Board regarding the salaries, bonuses, fringe benefits or compensation of any kind for Insituform's other senior management employees and directors. During the year ended December 31, 2001, the Compensation Committee held four meetings.

     The members of the Board's Strategic Planning Committee are Anthony W. Hooper (Chair), Robert W. Affholder and Thomas N. Kalishman. The role of the committee is to review and to make recommendations to the Board regarding Insituform's strategy and strategic planning process. During the year ended December 31, 2001, the Strategic Planning Committee held one meeting.

     The members of the Board's Non-Insider Stock Option Committee are Anthony
W. Hooper (Chair) and Robert W. Affholder. After the Board approves an aggregate number of option grants, the Non-Insider Stock Option Committee makes specific grants of stock options under the 2001 Employee Equity Incentive Plan (the "2001 Employee Plan") to employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended. During the year ended December 31, 2001, the Non-Insider Stock Option Committee acted four times by unanimous written consent.

                             DIRECTOR COMPENSATION

     Each director of Insituform who is not an Insituform employee receives compensation in the amount of $16,000 per annum and $1,500 per Board meeting, or Board committee meeting, attended by such director ($750 in the case of telephonic meetings and committee meetings held in conjunction with Board meetings), plus reimbursement of his or her expenses. Directors who are operating officers of Insituform do not receive any additional compensation for their service as director.

     In addition, on March 19, 2001, Insituform granted options under its 1992 Director Stock Option Plan (the "1992 Director Plan") covering 7,500 shares of common stock to each of the current directors, except Anthony W. Hooper, Insituform's Chairman of the Board, President and Chief Executive Officer. All of these options are currently exercisable at a price per share equal to $29.06, the closing price per share of the common stock on The Nasdaq National Market on the date of grant, and expire ten years from the date of grant. Mr. Hooper was granted 75,072 options under the 1992 Director Plan on March 19, 2001. One-quarter of Mr. Hooper's options were immediately exercisable. The remainder become exercisable in three equal annual installments thereafter. These options are exercisable at a price per share of $29.06 and they expire seven years from the grant date.

     On May 10, 2001, Insituform stockholders approved the adoption of the 2001 Employee Plan and the 2001 Non-Employee Director Equity Incentive Plan (the "2001 Director Plan"). These plans replaced the 1992 Employee Stock Option Plan (the "1992 Employee Plan") and the 1992 Director Plan. Following the May 2001 stockholder vote, the Board ceased grants under the 1992 Director Plan and the 1992 Employee Plan. Currently, grants to non-employee directors would be made under the 2001 Director Plan. Grants to Messrs. Affholder, Hooper and Kalishman, directors that are also Insituform employees, would be made under the 2001 Employee Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to compensation for each of Insituform's last three completed fiscal years of Insituform's chief executive officer and other current executive officers.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                -----------------------
                                                                                  AWARDS     PAYOUTS(3)
                                                                                ----------   ----------
                                           ANNUAL COMPENSATION                  NUMBER OF
                             ------------------------------------------------   SECURITIES
                             FISCAL                                OTHER        UNDERLYING      LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY(1)     BONUS     COMPENSATION(2)   OPTIONS(#)    PAYOUTS     COMPENSATION
---------------------------  ------   ---------    --------   ---------------   ----------   ----------   ------------
Anthony W. Hooper.........    2001    $519,584     $     --      $     --         75,072       $  --        $ 8,095(4)
  Chairman of the Board,      2000     460,417      350,625            --         50,000          --         16,429
  President and Chief         1999     420,833      425,000            --         35,000          --         16,199
  Executive Officer
Robert W. Affholder.......    2001     125,000           --            --          7,500          --          3,810(5)
  Senior Executive            2000     125,000           --            --          7,500          --         10,060
  Vice President              1999     125,000           --            --             --          --         10,341
Joseph A. White...........    2001     245,250           --            --         17,132          --          7,322(6)
  Vice President --           2000     220,417      114,067            --         17,400          --         15,782
  Chief Financial Officer     1999      73,320       41,098       144,417(7)      15,000          --         15,310
Carroll W. Slusher........    2001     237,500           --            --         20,109          --          7,272(8)
  Vice President --           2000     197,833      120,000            --         17,400          --         15,732
  North America               1999     185,833      101,010            --         15,000          --         16,349
Antoine Menard............    2001     133,261(9)        --            --          5,900          --             --
  Vice President --           2000     118,305        7,724            --          6,500          --             --
  Europe                      1999     122,526       75,165            --         10,000          --             --
Thomas A. A. Cook.........    2001     208,333           --            --         13,525          --          7,104(10)
  Vice President --           2000      62,180       31,554            --         15,000          --          2,126
  General Counsel             1999          --           --            --             --          --             --

---------------
 (1) Includes amounts earned but deferred at the election of the executive under Insituform's non-qualified deferred compensation plan.

 (2) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

 (3) The Long-Term Incentive Plan was adopted by the Board and approved by stockholders in 2001. The first performance period began in 2001 and will end in 2003. No payouts were made under the Long-Term Incentive Plan during 2001.

 (4) Represents $6,800 in employer-matching contributions under Insituform's 401(k) Profit-Sharing Plan, and $1,295 in term life insurance premiums.

 (5) Represents $2,917 in employer-matching contributions under the 401(k) Profit-Sharing Plan, and $893 in term life insurance premiums.

 (6) Represents $6,039 in employer-matching contributions under the 401(k) Profit-Sharing Plan, $761 in employer-matching contributions under the deferred compensation plan, and $522 in term life insurance premiums.

 (7) Represents $85,345 paid pursuant to Insituform's Relocation Plan and $59,072 in reimbursement of taxes.

 (8) Represents $5,883 in employer-matching contributions under the 401(k) Profit-Sharing Plan, $917 in employer-matching contributions under the deferred compensation plan, and $472 in term life insurance premiums.

 (9) Mr. Menard's salary for the year ended December 31, 2001 was 992,553 French francs. Mr. Menard's salary was converted to U.S. dollars for purposes of this table using the conversion rate on April 11, 2002.

(10) Represents $6,800 in employer-matching contributions under the 401(k) Profit-Sharing Plan, and $304 in term life insurance premiums.

OPTION GRANT TABLE

     The following table sets forth certain information regarding options granted by Insituform during the year ended December 31, 2001 to the individuals named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                          -------------------------------------------------------     VALUE AT ASSUMED
                          NUMBER OF                                                 ANNUAL RATES OF STOCK
                          SECURITIES      % OF TOTAL                                 PRICE APPRECIATION
                          UNDERLYING    OPTIONS GRANTED    EXERCISE                  FOR OPTION TERM(2)
                           OPTIONS       TO EMPLOYEES        PRICE     EXPIRATION   ---------------------
NAME                      GRANTED(#)   IN FISCAL YEAR(1)   ($/SHARE)      DATE         5%         10%
----                      ----------   -----------------   ---------   ----------   --------   ----------
Anthony W. Hooper.......   75,072(3)         12.3%          $29.06     03/19/2008   $888,127   $2,069,714
Robert W. Affholder.....    7,500(4)          1.2%           29.06     03/19/2011    137,068      347,356
Joseph A. White.........   17,132(5)          2.8%           29.06     03/19/2011    313,099      793,454
Carroll W. Slusher......   20,109(5)          3.3%           29.06     03/19/2008    237,896      554,399
Antoine Menard..........    5,900(5)          1.0%           29.06     03/19/2011    107,826      273,254
Thomas A. A. Cook.......   13,525(5)          2.2%           29.06     03/19/2011    247,179      626,399

---------------
(1) Includes options granted to Messrs. Hooper and Affholder under the 1992 Director Plan.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date.

(3) These options were granted under the 1992 Director Plan. One-quarter of Mr. Hooper's options were exercisable upon grant and the remainder become exercisable in three equal annual installments thereafter.

(4) These options were granted under the 1992 Director Plan. Mr. Affholder's options were immediately exercisable upon grant.

(5) These options were granted under the 1992 Employee Plan. One-quarter of the options were exercisable upon grant and the remainder become exercisable in three equal annual installments thereafter.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information regarding exercises of stock options, and stock options held as of December 31, 2001, by the individuals named in the Summary Compensation Table.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
Anthony W. Hooper.........    100,000     $2,219,326      281,518        117,554      $2,845,251      $438,356
Robert W. Affholder.......         --             --       39,000             --         328,020            --
Joseph A. White...........         --             --       24,233         25,299          57,150        19,050
Carroll W. Slusher........         --             --       39,977         27,532         377,775        41,775
Antoine Menard............         --             --       25,725         10,175         310,755        27,850
Thomas A. A. Cook.........         --             --       10,880         17,645              --            --

---------------
(1) Calculated on the basis of the fair market value of the underlying securities at fiscal year-end, minus the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

     The following table sets forth certain information regarding awards made to executive officers pursuant to Insituform's Long-Term Incentive Plan.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                              NUMBER OF                                              ESTIMATED
                            SHARES, UNITS                                        FUTURE PAYOUTS(2)
                              OR OTHER      PERFORMANCE OR OTHER PERIOD   -------------------------------
NAME                          RIGHTS(3)     UNTIL MATURATION OR PAYOUT    THRESHOLD    TARGET    MAXIMUM
----                        -------------   ---------------------------   ---------   --------   --------
Anthony W. Hooper.........        --                 2001-2003            $210,000    $420,000   $840,000
Joseph A. White...........        --                 2001-2003              56,250     112,500    225,000
Carroll W. Slusher........        --                 2001-2003              56,250     112,500    225,000
Thomas A. A. Cook.........        --                 2001-2003              45,000      90,000    180,000

---------------
(1) Under the Long-Term Incentive Plan, key executives designated by the Compensation Committee are eligible to earn a deferred cash incentive award based on Insituform's financial performance. Participants in the plan are eligible to earn an award after the end of each performance cycle. New cycles are expected to begin each year. No deferred cash incentive awards were made under the Long-Term Incentive Plan in 2001.

(2) If Insituform's actual performance falls below certain parameters, no payouts are made. The target amount is earned if performance targets are achieved.

(3) Participants in the Long-Term Incentive Plan do not receive shares or units of participation.

            CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In July 1998, Insituform entered into arrangements with Anthony W. Hooper, Insituform's Chairman of the Board, President and Chief Executive Officer, which replaced all prior arrangements with Mr. Hooper. Under these arrangements, Insituform will endeavor to continue Mr. Hooper's tenure as

Chairman of the Board and a director of Insituform. In addition, the arrangements provide for a base salary, subject to annual review, and an annual bonus payment in an amount calculated as a percentage of base salary with a center point objective of 50%, intended to provide an opportunity of up to twice the center point. The base salary and annual bonus percentage have both been increased after annual reviews. Those arrangements with Mr. Hooper also provide that option grants become immediately exercisable in the event of specified changes in control of Insituform. Further, Insituform provides Mr. Hooper with a car allowance, reimbursement for one country club membership and medical and life insurance benefits. Last, the arrangements provide that, in the event Mr. Hooper's employment is terminated without "cause" or he resigns with "good reason" (as defined therein), he will be entitled to base salary and bonus over a period of 18 months (or 30 months, if following specified changes in control of Insituform), subject to payment, at his election, in a lump sum at a discounted rate, and in all cases, together with excise taxes due, if any, and coverage during the foregoing period under Insituform's welfare plans (or equivalent coverage).

     In connection with Mr. Hooper's relocation to Insituform's headquarters facilities in Chesterfield, Missouri, and in addition to the amounts extended to Mr. Hooper under Insituform's Relocation Plan, in September 1997, Insituform extended a loan to Mr. Hooper in the amount of $200,000, due on the fifth anniversary thereof, or earlier in the event of cessation of employment. The loan accrues interest after default at the rate of 1% per month, and does not accrue interest prior to default except as specified therein.

     In connection with Insituform's acquisition of Insituform Mid-America, Inc. ("IMA") in October 1995, Insituform entered into an employment agreement with Robert W. Affholder. Under Mr. Affholder's agreement, as amended, which has been extended through December 2002, Mr. Affholder serves as Senior Executive Vice President of Insituform, receives an annual salary of $125,000, and devotes one-half of his business time to Insituform's affairs. In the event of Mr. Affholder's death, the agreement terminates automatically. In addition, it is terminable by Insituform upon the failure of Mr. Affholder to perform his duties thereunder owing to illness or other incapacity, if the illness continues for a period of six months, or for other "cause" (as defined in the agreement). Mr. Affholder's arrangements with Insituform entitle him to participate in medical and other employee benefit plans and to the use of an automobile. Mr. Affholder has also entered into a non-competition agreement with Insituform that expires two years after all of Mr. Affholder's service to Insituform has ended.

     Antoine Menard, Vice President-Europe of Insituform, is entitled to severance upon termination, other than for specified causes, calculated as the greater of twelve months' base salary or an amount prescribed by law.

         JOINT REPORT OF COMPENSATION COMMITTEE AND BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of Insituform's Board of Directors consists of three directors: Stephen P. Cortinovis (Chair), Juanita H. Hinshaw and Alfred L. Woods, none of whom is an executive officer or employee of Insituform. The Compensation Committee establishes performance-based compensation for Insituform's executive officers and makes recommendations to the Board regarding other compensation arrangements for Insituform's executive officers, including the Chief Executive Officer. The Compensation Committee administers the 2001 Employee Plan, under which stock options may be awarded to executive officers.

     The objectives of the Compensation Committee in establishing and recommending executive compensation to the Board are:

     - to offer levels of compensation which are competitive with those offered by other companies in similar businesses,

     - to compensate executives based on each executive's level of responsibility and contribution to Insituform's business goals,

     - to link compensation with Insituform's financial performance, and

     - to align the interests of Insituform's executives with the interests of Insituform's stockholders.

     During the year ended December 31, 2001, the achievement of the foregoing objectives was directed to the support of Insituform's principal business strategies.

     As a result of the foregoing objectives, the compensation program for Insituform's executives, including its Chief Executive Officer, has been formulated to consist principally of base salary, annual cash bonuses, long-term cash bonuses and stock options, as described below.

          Base Salary. The Compensation Committee evaluates executive base salaries by level of responsibility, individual performances and Insituform's performance, as well as by the need to provide a competitive package that allows Insituform to retain key executives. At the commencement of each year, the Chief Executive Officer, in consultation with key executives, establishes individual performance objectives for the ensuing year. After reviewing individual performance, Insituform's performance and available information on salaries at other companies of similar size (with particular focus on other construction-based operations), the Chief Executive Officer makes recommendations to the Compensation Committee concerning the base salaries of executive officers.

          The Compensation Committee reviews and, with any changes it deems appropriate, approves the recommendations of the Chief Executive Officer for submission to the Board. Using the same review process, the Compensation Committee makes decisions pertaining to the Chief Executive Officer.

          During the year ended December 31, 2001, remuneration as President and Chief Executive Officer to Mr. Hooper was initially at the rate of $467,500 per annum. In March 2001, Mr. Hooper's base salary was increased to $530,000 per annum in connection with the annual review of his performance, at the recommendation of the Compensation Committee and upon authorization of the full Board. Insituform also remains party to certain loan arrangements extended to Mr. Hooper in connection with his relocation to Chesterfield in July 1997, as described under "Certain Agreements with Directors and Executive Officers" above.

          Annual Cash Bonuses. Key employees can receive annual cash bonuses based on the performance of Insituform as a whole, the employee's operating unit and the employee compared to goals set at the beginning of the year. The availability of the bonus is determined by actual performance compared to the goals. The target amount of the bonus is established as a percentage of the employee's salary, but can vary based on actual performance. The Chief Executive Officer and the other executive officers participate in the bonus program, but, because the Chief Executive Officer has responsibility for Insituform as a whole, his bonus does not have an individual operating unit component.

          For the year ended December 31, 2001, the goals and target bonus amounts were set by the Board for the Chief Executive Officer's at 70% of his annual salary and for the other executive officers at 50% of their respective annual salaries, based on a compensation study and the Board's review of the Chief Executive Officer and other executive officers. As part of Mr. Hooper's employment arrangements entered into in July 1998, he is entitled to bonus payments in an amount calculated as a percentage of base salary with a center point objective of 50%, intended to provide an opportunity of up to twice the center point. The goals and target bonus amounts for the Chief Executive Officer and the other executive officers are now set by the Compensation Committee under the Long-Term Incentive Plan described below.

          Because of Insituform's actual financial performance during 2001, no bonus amounts were paid to the Chief Executive Officer or the other executive officers for the year ended December 31, 2001.

          Long-term Cash Bonuses. A new Long-Term Incentive Plan was approved by the stockholders at the 2001 annual stockholders meeting. The purpose of the Long-Term Incentive Plan is to provide members of senior management of Insituform and its affiliates with long-term incentive compensation based on the level of achievement of financial and other performance criteria. Any performance based compensation can be paid in the form of cash bonuses or by the grant of a benefit (other than stock options) under the 2001 Employee Plan. The Long-Term Incentive Plan is intended to focus the interests of key employees on the key measures of Insituform's success and to reward such employees for achieving such key measures of Insituform's success. The Long-Term Incentive Plan is intended to qualify compensation paid thereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

          Under the Long-Term Incentive Plan, the Compensation Committee designates the participants in various incentive programs operated under the Long-Term Incentive Plan for each fiscal year or other period set by the Compensation Committee. Each incentive program can have its own specific performance goals or targets and performance period. The Compensation Committee establishes objective performance goals based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee determines in its sole discretion:

  - stock price         - earnings per share
  - sales               - free cash flow
  - return on equity    - net income
  - book value          - individual performance
  - expense management  - business unit performance

     The payment of any award pursuant to an incentive program under the Long-Term Incentive Plan may be reduced by the Compensation Committee in its sole discretion, and the granting of awards is subject to the discretion of the Compensation Committee.

          Based on a compensation study and a review of executive officer performance, during the year ended December 31, 2001, the Compensation Committee established the 2001-2003 Long-Term Executive Cash Performance Program, with a performance period from 2001 through 2003. The participants are the Chief Executive Officer, and Messrs. Cook, Slusher and White, each of whom is an Insituform executive officer. The performance goals or measures used are return on equity and EPS growth, with specific weighting and targets set by the Compensation Committee. The target payout for the Chief Executive Officer is $420,000.

          Stock Options. The primary purpose of Insituform's stock option program is to align the interests of Insituform's key employees, including the executive officers, more closely with the interests of Insituform's stockholders by offering key employees an opportunity to benefit from increases in the market price of the common stock. Insituform's stock option program provides long-term incentives that have enabled Insituform to attract and retain key employees by encouraging their ownership of Insituform's common stock. In connection with attracting new executive management, Insituform has typically authorized the grant of options effective upon commencement of employment.

          The 2001 Employee Plan and the 2001 Director Plan were approved by the stockholders at the 2001 annual stockholder meeting. Prior to the adoption of the 2001 Employee Plan, options were granted by the Board to Messrs. Hooper and Affholder under the 1992 Director Plan and to the executive officers, other than Mr. Hooper, under the 1992 Employee Plan. Currently, Insituform's executive officers, collectively, hold options under the 1992 Employee Plan and the 2001 Employee Plan and, in the case of Messrs. Hooper and Affholder, under the 1992 Director Plan.

          During the year ended December 31, 2001, Insituform authorized an option grant under the 1992 Director Plan covering 75,072 shares to the Chief Executive Officer in connection with his annual review for the prior year. In February 2002, as a result of the annual review of performance for 2001, Insituform authorized an option grant under the 2001 Employee Plan to the Chief Executive Officer covering 80,837 shares.

     Executive officers, including the Chief Executive Officer, may also defer, at their election, up to specified maximum amounts of compensation by contribution of such amounts to a non-qualified, deferred compensation plan. The plan allows for base pay deferral, when aggregated with 401(k) base pay contributions under the 401(k) Profit-Sharing Plan, of up to 15% of base salary, and bonus deferral, in addition to 401(k) bonus contributions under the 401(k) Profit-Sharing Plan, of up to 50% of bonus amounts. Under the plan, Insituform will match the first 3% of contributions at a 100% rate, and the next 2% of contributions at a 50% rate (limited to compensation up to $160,000 per annum). Contributions under the plan increase by an amount to match the performance of participant-selected indices. Insituform has the option to actually invest participant contributions in whatever manner it chooses. Subject to claims of creditors, Insituform will pay account balances to participants after termination of employment based on their deferrals into the accounts and the investment performance from their selected indices.

     Section 162(m) ("Section 162") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits federal income tax deductions for compensation to the Chief Executive Officer and Insituform's four other most highly compensated officers to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Long-Term Incentive Plan and the 2001 Employee Plan are intended to allow Insituform to pay performance based compensation as defined in Section 162. In making compensation decisions, Insituform will consider the net cost of compensation to it and whether it is practicable and consistent with other compensation objectives to qualify Insituform's incentive compensation under the applicable exemption of Section 162. Insituform anticipates that deductibility of compensation payments will be one among a number of factors used in ascertaining appropriate levels or modes of compensation, and that Insituform will make its compensation decision based upon an overall determination of what it believes to be in the best interests of its stockholders.

     The foregoing report on executive compensation is provided jointly by the Compensation Committee and the Board.

  COMPENSATION COMMITTEE        OTHER BOARD MEMBERS
  ----------------------        -------------------
  Stephen P. Cortinovis, Chair  Anthony W. Hooper, Chair
  Juanita H. Hinshaw            Robert W. Affholder
  Alfred L. Woods               Paul A. Biddelman
                                Thomas N. Kalishman
                                Sheldon Weinig

     Notwithstanding anything set forth in any of Insituform's previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 2001 fiscal year, Insituform's Compensation Committee consisted of Stephen P. Cortinovis (Chair), Juanita H. Hinshaw and Alfred L. Woods. None of the members of the Compensation Committee has been an officer or employee of Insituform or its subsidiaries. The Board, based on recommendations from the Compensation Committee, establishes executive officer salaries and fringe benefits.

     Affholder, Inc., Insituform's wholly-owned subsidiary that comprises the tunneling segment, leased four cranes from A-Y-K-E Partnership as of April 11, 2002. A-Y-K-E is a partnership that is controlled by Robert W. Affholder, Insituform's Executive Vice President and a member of the Board of Directors. During the year ended December 31, 2001, Affholder paid A-Y-K-E $453,500 pursuant to equipment leases. This amount represents 31.9% of all lease payments made by Affholder during 2001 and 2.1% of all lease payments made by Insituform in 2001. Affholder owns, or leases under long term operating leases with third party leasing companies, several pieces of tunneling equipment, including cranes and tunnel boring machines. From time to time for specific projects, Affholder will lease additional equipment from a variety of sources, including A-Y-K-E. A-Y-K-E owns various pieces of equipment that are used in the tunneling industry, including cranes and tunnel boring machines. The cranes that are currently under lease are leased under separate lease agreements on terms that are substantially similar to, or better than, those otherwise available to Affholder in the market. The leases are terminable upon 30 days' prior notice by either party. During 2001, A-Y-K-E leased equipment only to Affholder. At Affholder's discretion, Affholder may sublease the cranes to third parties and retain any profit generated from the sublease.

                         REPORT OF THE AUDIT COMMITTEE

     The Board's Audit Committee consists of three "independent" (as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) directors: Paul A. Biddelman (Chair), Juanita H. Hinshaw and Sheldon Weinig. The Audit Committee reviewed and discussed Insituform's audited December 31, 2001 financial statements with Insituform's management. In addition, the Audit Committee discussed with Insituform's auditors, Arthur Andersen LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, which include the following:

     - Andersen's responsibility under generally accepted auditing standards

     - significant accounting policies

     - management judgments and accounting estimates

     - significant audit adjustments

     - other information in documents containing audited financial statements

     - disagreements with Insituform's management, including accounting principles, scope of audit and disclosures

     - consultation with other accountants by management

     - major issues discussed with Insituform's management prior to retention of Andersen

     - difficulties encountered in performing the audit

     The Audit Committee received and discussed with Andersen written disclosures and the letter regarding any significant relationships that could impair Andersen's independence (as required by Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with Andersen's independence. Based upon the above reviews and discussions, the Audit Committee recommended to the Board that Insituform's December 31, 2001 audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule that governs audit committee composition, including the requirement that all audit committee members are "independent" directors, as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. A copy of the Audit Committee's charter was included as an appendix to Insituform's 2001 proxy statement.

              Paul A. Biddelman, Chair          Juanita H. Hinshaw
                                 Sheldon Weinig

     Notwithstanding anything set forth in any of Insituform's previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

AUDIT FEES

     The aggregate fees billed by Andersen for the 2001 fiscal year audit and for the reviews of the financial statements included in Insituform's quarterly reports on Form 10-Q were $360,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Andersen did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The fees billed for all other services rendered by Andersen for the fiscal year ended December 31, 2001 were as follows:

Tax Related Services........................................  $  425,000
Audit Related Services......................................     658,000
Process Improvement Reviews.................................     456,000
Other.......................................................      46,000
                                                              ----------
Aggregate Fees Billed for All Other Services................  $1,585,000
                                                              ==========

Insituform intends to use its independent auditors to provide only audit, audit related and tax related services in the future.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Insituform's Board, based on the recommendation of the Audit Committee, has selected Andersen, independent certified public accountants, as Insituform's auditors for the review of Insituform's interim financial information during the fiscal year ending December 31, 2002, until final selection of Insituform's auditors for the fiscal year ending December 31, 2002, based on proposals to be submitted to the Audit Committee. Andersen has audited Insituform's consolidated financial statements for the fiscal year ended December 31, 2001.

     One or more representatives of Andersen will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                               PERFORMANCE GRAPH

     The following performance graph compares the total stockholder return on Insituform's common stock to the S&P 500 Index and a composite peer group index for the past five years. Insituform's peer group index is comprised of the following six companies:

     - Insituform East Incorporated

     - Michael Baker Corporation

     - Granite Construction, Inc.

     - Fluor Corporation

     - Jacobs Engineering Group, Inc.

     - Foster Wheeler Corp.

At the end of 2000, Fluor Corporation, a publicly-traded company, completed a reverse spin-off of one of its businesses that resulted in two publicly-traded companies. As a result, Fluor Corporation, the company that now contains the segment relevant to Insituform's peer group index, is only included in the peer group index for 2001, the period following the spin-off.

     The graph assumes that $100 was invested in Insituform's common stock and each index on December 31, 1996 and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                            [PERFORMANCE LINE GRAPH]

              -----------------------------------------------------------------------------------------------
                                                    1996      1997      1998      1999      2000      2001
              -----------------------------------------------------------------------------------------------
               Insituform Technologies, Inc.        100.00    105.08    196.61    383.05    540.68    346.85
               S&P 500 Index                        100.00    133.37    171.48    207.56    188.66    166.25
               Composite Peer Group Index           100.00     90.97    106.41     73.66    102.44    126.67

     Notwithstanding anything set forth in any of Insituform's previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding performance graph shall not be deemed incorporated by reference into any such filings.

                  INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The table below sets forth certain information as of April 11, 2002 with respect to the number of shares of common stock owned by:

     - each of Insituform's executive officers named in the Summary Compensation Table under "Executive Compensation",

     - each of Insituform's directors and director nominees,

     - each person known by Insituform to own beneficially more than 5% of the outstanding shares of Insituform's common stock, and

     - all of Insituform's directors and executive officers as a group.

                                                                NUMBER OF SHARES
                                                                 OF COMMON STOCK           PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)        OF CLASS
----------------                                              ---------------------        --------
T. Rowe Price Associates, Inc.
  100 East Pratt Street
  Baltimore, Maryland 21202.................................        3,910,100(2)            14.73
Kayne Anderson Rudnick Investment Management, LLC
  1800 Avenue of the Stars, Second Floor
  Los Angeles, California 90067.............................        1,841,126(3)             6.94
Robert W. Affholder.........................................        1,237,201(4)             4.66
Paul A. Biddelman...........................................           33,000(5)                 (6)
Stephen P. Cortinovis.......................................           45,000(7)                 (6)
John P. Dubinsky............................................              152                    (6)
Juanita H. Hinshaw..........................................           17,000(8)                 (6)
Anthony W. Hooper...........................................          385,295(9)             1.45
Thomas N. Kalishman.........................................           35,789(10)                (6)
Sheldon Weinig..............................................           39,000(11)                (6)
Alfred L. Woods.............................................           44,500(12)                (6)
Joseph A. White.............................................           43,308(13)                (6)
Carroll W. Slusher..........................................           61,920(14)                (6)
Antoine Menard..............................................           32,880(15)                (6)
Thomas A. A. Cook...........................................           18,070(16)                (6)
Directors and Executive Officers as a group (12 persons)....        1,992,963(17)            7.51

---------------
 (1) Except as otherwise indicated, as of April 11, 2002, all shares are owned with sole voting and investment power.

 (2) The information provided herein is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2002. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,551,300 shares, representing 5.8% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these securities.

 (3) The information provided herein is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002. The information in the Schedule 13G indicates that Kayne Anderson Rudnick Investment Management, LLC, an investment adviser, beneficially owns and has shared dispositive power with respect to these shares. The information in the
     Schedule 13G indicates that these shares are owned by several accounts managed, with discretion to purchase or sell securities, by Kayne Anderson Rudnick Investment Management, LLC.

 (4) Represents: (i) 398,243 shares held individually by Robert W. Affholder;
     (ii) 196,958 shares held jointly by Robert W. Affholder and Pamela Long Affholder; (iii) 600,000 shares held by The Affholder Family Partnership L.P., the sole general partners of which are The Robert W. Affholder Revocable Trust and The Pamela Long Affholder Revocable Trust (as to each of which Robert W. Affholder and Pamela Long Affholder are co-trustees);
     (iv) 3,000 shares held by The Robert W. and Pamela Long Affholder Irrevocable Grandchildren's Trust (as to which Robert W. Affholder is co-trustee); and (v) 39,000 shares issuable to Robert W. Affholder upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

 (5) Represents 33,000 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

 (6) Less than one percent.

 (7) Includes 44,000 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

 (8) Includes 15,000 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

 (9) Includes 339,870 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002. Pursuant to a domestic relations order, dated August 31, 2001, Mr. Hooper's former spouse is entitled to receive, as a division of marital property, a portion of the proceeds from the exercise of 175,814 of these options when they are exercised with the consent of Mr. Hooper's former spouse. Mr. Hooper disclaims beneficial ownership of these 175,814 options.

(10) Includes 2,789 shares held by the Nancy F. Kalishman Charitable Remainder Unitrust, as to which Mr. Kalishman acts as co-trustee with shared voting and investment power, and 33,000 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

(11) Includes 36,000 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

(12) Includes 44,000 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

(13) Includes 38,308 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

(14) Includes 2,500 shares held jointly by Mr. Slusher with his spouse and 59,420 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

(15) Represents 32,880 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

(16) Represents 18,070 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

(17) Includes 732,548 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of April 11, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of copies of reports received by Insituform pursuant to Section 16(a) of the Securities Exchange Act of 1934, Insituform believes that during 2001 all filing requirements applicable to its directors, officers and 10% stockholders under Section 16(a) were satisfied, except with respect to Thomas N. Kalishman, a member of Insituform's Board. Mr. Kalishman filed one late report in 2001 that contained information relating to one transaction effected in 2001.

                                 OTHER MATTERS

     The Board does not know of any other matters which may be brought before the annual meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Insituform's by-laws provide that, in order for a stockholder to nominate a candidate for director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to Insituform's Secretary. In the case of an annual meeting of stockholders, to be timely, a stockholder's notice must ordinarily be delivered to or mailed and received at Insituform's principal executive office not less than

90 days (which for the 2003 annual meeting of stockholders would be March 1, 2003) nor more than 120 days (which for the 2003 annual meeting of stockholders would be January 30, 2003) prior to the anniversary date of the preceding year's annual meeting of stockholders.

     However, if the date of the annual meeting is advanced or delayed by more than 30 days compared to the date of the preceding year's annual meeting, notice by the stockholder to be timely made must be received not later than the close of business on the later of:

     - the ninetieth day prior to the meeting, or

     - the tenth day following the date on which the date set for the meeting is first announced publicly.

Any stockholder filing a notice of nomination must include the information required by Insituform's by-laws, including information about the nominee, as well as the name and address of the stockholder and the number of shares of common stock held by the stockholder.

     In order for a stockholder to bring other business before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to Insituform's Secretary within the time limits described above. The notice must include the information required by Insituform's by-laws, including a description of the proposed business, the reasons therefor and any interest the stockholder has in such business.

     If a stockholder fails to notify Insituform within the time limits described above of an intent to be present at Insituform's 2002 annual meeting of stockholders in order to present a proposal for a vote, Insituform will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in Insituform's proxy statement. Stockholder proposals intended to be presented at the 2003 annual meeting must be received by Insituform by December 30, 2002 in order to be considered for inclusion in Insituform's proxy statement relating to such meeting.

                                          THOMAS A. A. COOK
                                          Secretary

Chesterfield, Missouri
April 29, 2002

                          INSITUFORM TECHNOLOGIES, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having received the Notice of the Annual Meeting of Stockholders of Insituform Technologies, Inc. ("Insituform") and the proxy statement, appoints Anthony W. Hooper and Thomas A. A. Cook, and each of them acting individually, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of Insituform's Class A common shares, $.01 par value (the "Common Stock"), standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs that this proxy be voted as specified on the reverse side.


If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment or adjournments thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.


The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                         Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                          INSITUFORM TECHNOLOGIES, INC.


                                  MAY 30, 2002


               - Please Detach and Mail in the Envelope Provided -


/X/ Please mark your votes as in this example


This revocable proxy is solicited by the Board of Directors and, if not otherwise directed, it will be voted for the nominees listed below.


                                          FOR
                                  all nominees listed
                                   at right (except as           WITHHOLD AUTHORITY
                                     marked to the             to vote for all nominees
                                    contrary below)              listed at right              Nominees:
(1)      Election of Directors           /  /                          /  /                   Robert W. Affholder
                                                                                              Paul A. Biddelman
                                                                                              Stephen P. Cortinovis
                                                                                              John P. Dubinsky
                                                                                              Juanita H. Hinshaw
                                                                                              Anthony W. Hooper
                                                                                              Thomas N. Kalishman
                                                                                              Sheldon Weinig
                                                                                              Alfred L. Woods

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below)


_____________________________________________________


(2) In the discretion of the proxies on any matter that may properly come before the meeting or any adjournment or adjournments thereof.


THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO HEREON.


PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


Signature  _____________________________________Dated:_______________
                (and TITLE, if applicable)


Signature  _____________________________________Dated:_______________
(if held jointly)   (and TITLE, if applicable)


NOTE: Please date this proxy and sign your name exactly as it appears herein. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.